                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                NOISE COM, INC.

     THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the "New Jersey Business Corporation Act."

1. The name of the corporation is Noise Com, Inc.

2. The address (and zip code) of this corporation's initial registered office is

                                                 111 Moore Street
                                                 Hackensack, New Jersey 07601

and the name of this corporation's initial registered agent at such address is
                                                 Karabet Simonyan

3. The purpose for which this corporation is organized are:

          To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." N.J.S. 14A:1-1
et seq.

4. The aggregate number of shares which the corporation shall have authority to issue is 2,500 shares, one class, without par value.

        The first Board of Directors of this corporation shall consist of 2
Director(s) and the name and address of each person who in to serve as such
Director is:

      Name                 Address          Zip Code
      ----                 -------          --------
Karabet Simonyan   385 Valley Road
                   River Edge, New Jersey     07661

Joanne Simonyan    385 Valley Road
                   River Edge, New Jersey     07661

        The name and address of each incorporation is:

      Name                 Address          Zip Code
      ----                 -------          --------
Karabet Simonyan   385 Valley Road
                   River Edge, New Jersey     07661

Joanne Simonyan    385 Valley Road
                   River Edge, New Jersey     07661

     In Witness Whereof, each individual incorporator, each being over the age of eighteen years, has signed this Certificate; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this 18th day of January, 1985.

                                        /s/ Karabet Simonyan
                                        ----------------------------------------
                                        KARABET SIMONYAN

                                        /s/ Joanne Simonyan
                                        ----------------------------------------
                                        JOANNE SIMONYAN

                        CERTIFICATE OF AMENDMENT TO THE                  ADB

                        CERTIFICATE OF INCORPORATION OF                 FILED

                                NOISE COM, INC.                      AUG 16 1991

To: The Secretary of State
    State of New Jersey                                       JOAN HABERLE
                                                              Secretary of State

     Pursuant to the provisions of Section 14A: 9 - 2(4) and Section 14A:
9 - 4(3), Corporations, General, of the New Jersey statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

     1. The name of the corporation is Noise Com, Inc.

     2. The following amendments to the Certificate of Incorporation were approved by the directors and thereafter duly adopted by the stockholders of the
Corporation on the 13th day of August, 1991:

     Resolved, that Article Three of the Certificate of Incorporation be amended to read as follows:

     "The aggregate number of Shares that this Corporation shall have authority to issue is Twelve Million (12,000,000) consisting of Ten Million (10,000,000)
Shares of Common Stock, par value $.01 per share, and Two Million (2,000,000)
Shares of Preferred Stock, par value $.01 per share. The board of directors of this Corporation is expressly authorized to set by its own resolutions preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and liquidation pertaining to the Corporation's Preferred Stock."

     Resolved, that Article Seven be added to the Certificate of Incorporation and read as follows:

     "The personal liability of the officers and directors of the Corporation is hereby limited to the fullest extent permitted by the applicable provisions of the New Jersey Business Corporation Act, as the same may be amended and supplemented."

     3. The number of shares entitled to vote upon the amendment was 2,500.

     4. The number of shares voting for and against such amendment is as follows:

                      Number of Shares Voting For Amendment
                                      2,500

                   Number of Shares Voting Against Amendment
                                       0

     5. Since this amendment will involve an exchange and cancellation of issued shares, the manner in which such recapitalization will be effected is as follows:

     The presently authorized, issued and outstanding 2,500 shares without par value are hereby changed into 1,500,000 shares of Common Stock, par value $.01 per share;

     6. The effective date of this Amendment to the Certificate of Incorporation shall be August 16 1991.

Dated this 13th day of August, 1991.

                                        NOISE COM, INC.

                                        By /s/ Karabet Simonyan
                                           -------------------------------------
                                           Karabet Simonyan, President

                        CERTIFICATE OF AMENDMENT TO THE
                        CERTIFICATE OF INCORPORATION OF
                          WIRELESS TELECOM GROUP, INC.

To: The Secretary of State
    State of New Jersey

     Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3),
Corporations, General, of the New Jersey statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

     1. The name of the corporation is Wireless Telecom Group, Inc.

     2. The following amendment to the Certificate of Incorporation was approved by the directors on the 21st day of July 1995 and thereafter duly adopted by the stockholders of the Corporation on the 27th day of October, 1995.

               Resolved, that Article Two of the Certificate of Incorporation be amended to read as follows:

          "The aggregate number of Shares that this Corporation shall have authority to issue is Thirty Two Million (32,000,000) consisting of Thirty
Million (30,000,000) Shares of Common Stock, par value $.01 per share, and Two
Million (2,000,000) Shares of Preferred Stock, par value $.01 per share. The board of directors of this Corporation is expressly authorized to set by its own resolutions preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and liquidation pertaining to the Corporation's Preferred Stock."

     3. The number of shares entitled to vote upon the amendment was 8,589,729.

     4. The number of shares voting for and against such amendment is as follows:

                     Number of Shares Voting For Amendment

                                   7,459,132

                   Number of Shares Voting Against Amendment

                                    542,412

Dated this 18th day of November, 1995.

                                             WIRELESS TELECOM GROUP, INC.

                                             /s/ Dale Sydnor, President
                                             -----------------------------------
                                             Dale Sydnor, President

                         New Jersey Department of State
                        Division of Commercial Recording
                     Restated Certificate of Incorporation

To: The Secretary of State, State of New Jersey

Pursuant to the provisions of Section 14A:9-5, Corporations, General, of the undersigned corporation hereby executes the following Restated Certificate of
Incorporation

1.   Name of Corporation: Wireless Telecom Group, Inc.

2.   The purpose or purposes for which the corporation is organized are:

     To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." NJSA 14-A-J-1 et
     seq.

(Use the following if the shares are divided into classes, or into classes and series.)

3.   The aggregate number of shares which the corporation shall have authority to issue is itemized by classes, par value of shares, shares without par value, and series, if any, within a class is:

                   Series                  Number                Par value per share or statement
     Class        (if any)                 Shares                that shares are without par value
---------------   --------   ---------------------------------   ---------------------------------

Common Stock                 Seventy-five million (75,000,000)             $.01 par value
Preferred Stock              Two million (2,000,000)                       $.O1 par value

The relative rights, preferences and limitations of the shares of each class and series (if any), are as follows:
None

(If, the shares are, or are to be divided into classes and series, insert a statement of any authority vested in the board of directors to divide the shares into classes or series, or both, and to determine or change for any class or series its designation, number or shares, relative rights, preferences and limitations.)

Article Fourth of this Amended and Restated Certificate of Incorporation states that the board of directors of this corporation is expressly authorized to set by its own resolutions preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and liquidation pertaining to the corporation's preferred stock

5.   The address of the corporation's current registered office is: __ 64
     Midland Avenue, Paramus, New Jersey 07652 and the name of its current registered agent at such address is Reed Dubow.

6.   The number of directors constituting the current board of directors is:
     five (5) Directors

     The names and addresses of the directors are as follows:

     Names                 Address (including zip code)
     Henry L. Bachman      East 64 Midland Avenue, Paramus, New Jersey 07652

     Franklin H. Blecher   East 64 Midland Avenue, Paramus, New Jersey 07652

     Demir Richard Eden    East 64 Midland Avenue, Paramus, New Jersey 07652

     Edward J. Garcia      East 64 Midland Avenue, Paramus, New Jersey 07652

     John Wilchek          East 64 Midland Avenue, Paramus, New Jersey 07652

7.   The duration of the corporation, if other than perpetual, is:

(Use the following only if an effective date, not later than 90 days subsequent to the date of filing is desired.)

In Witness whereof, this Certificate has been duly executed by the Corporation as of November 16, 2000.

                                               WIRELESS TELECOM GROUP, INC.

                                               By: /s/ Edward Garcia
                                                   -----------------------------
                                                   Name: Edward Garcia
                                                   Title: President

                          New Jersey Department of State
                        Division of Commercial Recording
                    Certificate required to be filed with the
                      Restated Certificate of Incorporation

Pursuant to Section 14A:9-5(5), Corporations, General, of the New Jersey
Statutes, the undersigned corporation hereby executes the following certificate:

1.   Name of Corporation: Wireless Telecom Group, Inc.

2.   Restated Certificate of Incorporation was adopted by the directors on June
     6, 2000 and stockholders on August 25, 2000.

3.   At the time of the adoption of the Restated Certificate of Incorporation, the number of shares outstanding was 19,782,277. The total of such shares entitled to vote thereon, and the vote of such shares was:

                         Number of Shares Voted
Total Number of Shares   ----------------------
  Entitled to Vote on        For       Against
----------------------   ----------   ---------
      17,882,985         13,457,978   2,952,673

At the time of adoption of the Restated Certificate of Incorporation, the number of outstanding shares or each class or series entitled to vote thereon as a class and the vote of such shares, was:

                                                       Number of Shares Voted
                              Total Number of Shares   ----------------------
Class or Series                  Entitled to Vote          For       Against
---------------               ----------------------   ----------   ---------
Common Stock $.01 par value         17,882,985         13,457,978   2,952,673

4.   This Restated Certificate of Incorporation amends the Certificate of
     Incorporation of this corporation by increasing the number of authorized shares of common stock from 30 million to 75 million and further restates and integrates the Certificate of Incorporation of this corporation as follows:

FIRST: The name of the corporation is: Wireless Telecom Group, Inc.

SECOND: The address of the corporation's registered office in the State of New
Jersey is E. 64 Midland Avenue, Paramus New Jersey 07652. The name of the
Corporation's registered agent of that address is Reed Dubow.

THIRD: The purpose or purposes for which this corporation is organized are:

To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." NJSA 14A-1-1 et seq.

FOURTH: The aggregate number of shares that this corporation shall have authority to issue is seventy seven million (77,000,000) consisting of seventy five million (75,000,000) shares of common stock, par value $.01 per share, and two million (2,000,000) shares of preferred stock, par value $.01 per share. The board of directors of this corporation is expressly authorized to set by its own resolutions preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and liquidation pertaining to the corporation's preferred stock.

FIFTH: The Board of Directors of this corporation consists of five (5) Directors and the name and address of each person who is to serve as such Director is:

        Name                  Address          Zip Code
        ----                  -------          --------
Henry J. Bachman      East 64 Midland Avenue     07652
                      Paramus, NJ

Franklin H. Blecher   East 64 Midland Avenue     07652
                      Paramus, NJ

Demir Richard Eden    East 64 Midland Avenue     07652
                      Paramus, NJ

Edward J. Garcia      East 64 Midland Avenue     07652
                      Paramus, NJ

John Wilchek          East 64 Midland Avenue     07652
                      Paramus, NJ

SIXTH: The personal liability of the officers and directors of the Corporation is hereby limited to the fullest extent permitted by the applicable provisions of the New Jersey Business Corporation Act, as the same may be amended and supplemented.

In Witness whereof, this Certificate has been duly executed by the Corporation as of November 16 2000.

                                               WIRELESS TELECOM GROUP, INC.

                                               By: /s/ Edward Garcia
                                                   -----------------------------
                                                   Name: Edward Garcia
                                                   Title: President